As Filed with the Securities and Exchange Commission on April 24, 2002
                                              Registration Number 0-____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           Global MAINTECH Corporation
             (Exact name of registrant as specified in its charter)


         Minnesota                                        41-1703940
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification Number)

                            7836 Second Avenue South
                          Bloomington, Minnesota 55420
                            Telephone: (952) 887-0092
                    (Address of principal executive offices)

                           Global MAINTECH Corporation
                      2002 Non-Statutory Stock Option Plan
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                747 Third Avenue
                             New York New York 10017
                            Telephone: (212) 644-6446
           (Name, address and telephone number of agent for service.)

                       CALCULATION OF REGISTRATION FEE (1)
================================================================================
  Title of                         Proposed         Proposed
 securities                         maximum          maximum         Amount of
   to be         Amount to be    offering price      aggregate     registration
 registered       registered        per share      offering price      fee


Common Stock
No par value      1,500,000           $0.70          $1,050,000       $309.75



(1) Registration fee has been calculated based upon closing bid price of $0.70 as of April 22, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-KSB, as amended to date.
         (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-KSB referred to in (a) above and
         (c) Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

The total number of shares authorized which the corporation has authority to issue is as follows: (a) 18,500,000 shares of Common Stock, no par value per share without cumulative voting rights and without any preemptive rights and (b) Series of Convertible Preferred Stock designated A through G inclusive, all without par value as follows:

                  Series                                Shares Authorized
                  ------                                -----------------
                      A                                       887,980
                      B                                       123,077
                      D                                         2,775
                      E                                         2,675
                      F                                         2,000
                      G                                         1,000

Item 5.  Interest of Named Experts and Counsel.

Not Applicable

Item 6.  Indemnification of Directors and Officers.

Minnesota statutes, the Company's Bylaws and an officers' and directors' liability insurance policy maintained by the Company may limit the liability of the Company's officers and directors. Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

The Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified to substantially the same extent permitted by Minnesota law. The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.           Exemption from Registration Claimed.

Not applicable

Item 8.  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Bloomington, Minnesota on April 18, 2002.


                                             Global MAINTECH Corporation

                                            /Dale Ragan/
                                            ------------
                                         By: Dale Ragan, Chief Executive Officer
                                               and President


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         Name                                                       Date


 /Dale Ragan/               Chief Executive Officer              April 18, 2002
------------------------    and President
Dale Ragan



/Sue Korsgarden/            Chief Accounting Officer             April 18, 2002
----------------------
Sue Korsgarden



/WilliamA. Erhart/          Director                             April 18, 2002
-----------------------
William A. Erhart

                                                            Page in Sequential
Exhibit Index.                                                   Number
                                                                 system



(1)   Not Applicable
(2)   Not Applicable
(3)   Not Applicable
(4)   Instrument defining the rights of security holders -
      2002 Non-Statutory Stock Option Plan                           7
(5)   Consent and Opinion of Gary B. Wolff, P.C., 747 Third
      Avenue, New York, New York 10017 regarding legality of
      securities registered under this Registration Statement
      and to the references to such attorney in the Registration
      Statement on Form S-8                                          15
(6)   Not Applicable
(7)   Not Applicable
(8)   Not Applicable
(9)   Not Applicable
(10)  Not Applicable
(11)  Not Applicable
(12)  Not Applicable
(13)  Not Applicable
(14)  Not Applicable
(15)  Not Applicable
(16)  Not Applicable
(17)  Not Applicable
(18)  Not Applicable
(19)  Not Applicable
(20)  Not Applicable
(21)  Not Applicable
(22)  Not Applicable
(23)a)Consent of Feldman Sherb & Co., ,P.C.,
      Certified Public Accountants for the Company
      for years ended December 31,2000 and 2001                      16
(23)b)Consent of counsel.  See (5) above.
(24)  Not Applicable
(25)  Not Applicable
(26)  Not Applicable
(27)  Not Applicable
(99)  Prospectus dated March 19, 2002,                               17